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                                                             EXHIBIT NO. 99.1(b)

                          MFS VARIABLE INSURANCE TRUST

                           CERTIFICATION OF AMENDMENT
                             TO DECLARATION OF TRUST

                             REDESIGNATION OF SERIES

     Pursuant to Section 9.3 of the Amended and Restated Declaration of Trust dated January 1, 2002, as amended (the "Declaration"), of MFS Variable Insurance Trust (the "Trust"), the Trustees of the Trust hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

     1. The series designated as MFS Global Government Series shall be redesignated as MFS Strategic Income Series.


     Pursuant to Section 6.9(i) of the Declaration, this redesignation of series of Shares shall be effective upon the execution of a majority of the Trustees of the Trust.

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     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this redesignation of series this 30th day of April, 2002.


JOHN W. BALLEN
------------------------------------    ------------------------------------
John W. Ballen                          Kevin R. Parke
8 Orchard Road                          33 Liberty Street
Southborough MA  01772                  Concord MA  01742

LAWRENCE H. COHN                        LAWRENCE T. PERERA
------------------------------------    ------------------------------------
Lawrence H. Cohn                        Lawrence T. Perera
45 Singletree Road                      18 Marlborough Street
Chestnut Hill MA  02467                 Boston MA  02116

SIR J. DAVID GIBBONS                    WILLIAM J. POORVU
------------------------------------    ------------------------------------
Sir J. David Gibbons                    William J. Poorvu
"Leeward"                               975 Memorial Drive  Apt. 710
5 Leeside Drive                         Cambridge MA  02138
"Point Shares"
Pembroke,  Bermuda  HM  05

WILLIAM R. GUTOW
------------------------------------    ------------------------------------
William R. Gutow                        Jeffrey L. Shames
3 Rue Dulac                             38 Lake Avenue
Dallas TX  75230                        Newton MA  02459

J. ATWOOD IVES                          J. DALE SHERRATT
------------------------------------    ------------------------------------
J. Atwood Ives                          J. Dale Sherratt
17 West Cedar Street                    86 Farm Road
Boston MA  02108                        Sherborn MA  01770

ABBY M. O'NEILL                         ELAINE R. SMITH
------------------------------------    ------------------------------------
Abby M. O'Neill                         Elaine R. Smith
200 Sunset Road                         75 Scotch Pine Road
Oyster Bay NY  11771                    Weston MA  02493

                                        WARD SMITH
                                        ------------------------------------
                                        Ward Smith
                                        36080 Shaker Blvd.
                                        Hunting Valley OH  44022